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EXHIBIT 21 - SUBSIDIARIES
                        MICROS SYSTEMS, INC. SUBSIDIARIES


                                                  Jurisdiction
                                                       Of
Name of Subsidiary                                Incorporation
------------------                                -------------

Hospitality Technologies, S.A.                       Argentina

HotelBANK Asia Pacific Pty Ltd.                      Australia

MICROS-Fidelio Australia Pty Ltd.                    Australia

MICROS Foreign Sales Corporation                      Barbados

Merchants Information Solutions, Ltd.                  Canada

MICROS-Fidelio Information Systems
  (Shanghai) Co. Ltd.                                   China

Fidelio Software (China) Ltd.                           China

MSI Delaware, Inc.                                     Delaware

MICROS-Fidelio Software Deutschland GmbH      Federal Republic of Germany

MICROS Systems Holding GmbH                   Federal Republic of Germany

Fidelio Cruise GmbH                           Federal Republic of Germany

MICROS-Fidelio Software GmbH & Co.KG          Federal Republic of Germany

Indatec GmbH and Co.KG                        Federal Republic of Germany

Fidelio Nordic Oy                                      Finland

Fidelio Cruise, Inc.                                   Florida

MICROS-Fidelio France, S.A.                            France

Fidelio Software Ltd.                                 Hong Kong

Fidelio India Private Ltd.                              India

MICROS-Fidelio Italia S.r.l.                            Italy

MICROS-Fidelio Japan Ltd.                               Japan

MICROS-Fidelio Southeast, Inc.                         Maryland

MICROS-Fidelio Mexico S.A. de C.V.                      Mexico

MICROS-Fidelio Worldwide, Inc.                          Nevada

OPUS 2 Revenue Technologies, Inc.                    New Hampshire

Micros-Fidelio Direct North/Central, Inc.              New York

Fidelio Nordic Norway A/S                               Norway

MICROS-Fidelio Software Portugal, ULDA                 Portugal

MICROS-Fidelio Singapore Pte Ltd.                      Singapore

MICROS Fidelio South Africa (Pty) Ltd.                South Africa

MICROS-Fidelio Hispania S.L.                             Spain

Fidelio Nordic Sweden A.B.                               Sweden

Hotelbk A.B.                                             Sweden

MICROS-Fidelio Software (Thailand) Co. Ltd.             Thailand

MICROS-Fidelio U.K. Ltd.                             United Kingdom




The Company has additional subsidiaries, which considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.






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